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                                                                   EXHIBIT 10.12


                        CORPORATE SEPARATION AGREEMENT


     THIS CORPORATE SEPARATION AGREEMENT, dated June 26, 1996, is by and among Inland Steel Industries, Inc., a Delaware corporation ("Inland"), and Ryerson Tull, Inc., a Delaware corporation ("Ryerson Tull"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

     WHEREAS, the Board of Directors of Inland has determined that it is in the best interests of Inland and its stockholders for Ryerson Tull to issue and sell in an initial public offering up to 15% of the common stock of Ryerson Tull; and

     WHEREAS, it is appropriate and desirable to set forth certain agreements governing the relationship between Inland and Ryerson Tull and their respective Subsidiaries following such initial public offering.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For the purpose of this Agreement the following terms shall have the following meanings:

     "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

     "Affiliate" of any Person means a Person that Controls, is Controlled by, or is under common Control with such Person.

     "Agreement" means this Corporate Separation Agreement, as it may be amended, modified or supplemented from time to time.

     "Allocated Amount" has the meaning set forth in Section 3.2.

     "Class A Common Stock" means the Class A Common Stock, $1.00 par value, of Ryerson Tull.

     "Class B Common Stock" means the Class B Common Stock, $1.00 par value, of Ryerson Tull.

     "Closing Date" means the first time at which any shares of Class A Common Stock of Ryerson Tull are sold to the Underwriters pursuant to the IPO in accordance with the terms of the Underwriting Agreement.

     "Control" means the possession, directly or indirectly, by any Person of the power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities or other interests, by contract or otherwise.
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     "Cross-License Agreement" means the Cross-License Agreement dated the date hereof between Inland and Ryerson Tull, as it may be amended, modified or supplemented from time to time.

     "Environmental Law" means any federal, state, local, foreign or international statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state, local, foreign or international law.

     "Environmental Liabilities" means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement (or provision thereof) relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses (including allocated costs of in-house counsel and other personnel), interest, fines, penalties or other monetary sanctions in connection therewith.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESOP Guarantee" means the Guaranty and Contingent Purchase Agreement dated as of August 15, 1990 between Joseph T. Ryerson & Son, Inc., a Subsidiary of Ryerson Tull, and the note purchasers named therein relating to $146,913,151 original aggregate principal amount of Guaranteed ESOP Notes issued by the Inland Steel Industries Thrift Plan ESOP Trust.

     "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     "Group" means either the Inland Group or the Ryerson Tull Group, as the context requires.

     "Indemnifying Party" has the meaning set forth in Section 4.5(a).

     "Indemnitee" means an Inland Indemnitee or a Ryerson Tull Indemnitee, as the case may be.

     "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible form, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings,

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blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     "Inland" has the meaning set forth in the opening paragraph.

     "Inland Group" means Inland and each Person (other than any member of the Ryerson Tull Group) that is an Affiliate of Inland as of the Tull Closing Date and at any time thereafter.

     "Inland Indemnitees" has the meaning set forth in Section 4.1.

     "Inland Lease Guaranty" means the guaranty by Inland of the obligations of members of the Ryerson Tull Group, as lessee, under existing equipment leases having rentals payable thereunder for the balance of the lease terms not in excess of $5,000,000 in the aggregate.

     "Insurance Proceeds" means those monies: (a) received by an insured from an insurance carrier; or (b) paid by an insurance carrier on behalf of the insured; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

     "IPO" means the initial public offering by Ryerson Tull of shares of its Class A Common Stock pursuant to the Registration Statement on Form S-1, as amended (No. 333-3229), originally filed by Ryerson Tull with the Securities and Exchange Commission on May 7, 1996.

     "Joint Marketing Period" means the period commencing on the date hereof and ending June 30, 2001; provided, however, that the Joint Marketing Period may be terminated at any time by the mutual consent of Inland and Ryerson Tull or by either party upon sixty (60) days prior written notice to the other.

     "Liabilities" means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

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     "Operating Asset Ratio" means the ratio, determined by Inland in good faith from time to time, of the consolidated operating assets of Ryerson Tull to the total consolidated operating assets of Inland.

     "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

     "Ryerson Tull" has the meaning set forth in the opening paragraph.

     "Ryerson Tull Group" means Ryerson Tull, each Subsidiary of Ryerson Tull and each other Person that is controlled directly or indirectly by Ryerson Tull as of the Closing Date and at any time thereafter.

     "Ryerson Tull Indemnitees" has the meaning set forth in Section 4.2.

     "Services" has the meaning set forth in Section 3.1.

     "Services Period" means the period commencing on the date hereof and ending June 30, 2001; provided, however, that the Services Period may be terminated at any time by the mutual consent of Inland and Ryerson Tull or by either party upon sixty (60) days prior written notice to the other.

     "Subsidiary" of any Person means any corporation or other organization, whether incorporated or unincorporated, of which securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or Controlled by such Person or by any one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person Controls, or has the right, power or ability to Control, that Person.

     "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of the date hereof by and between Inland and Ryerson Tull, as it may be amended, modified or supplemented from time to time.

     "Taxes" means income, gross receipts, franchise, sales, use, rental, turnover, business, occupation, excise, value-added, tangible and intangible personal property and stamp taxes, levies, assessments, imposts, duties, charges or withholdings of any nature, together with any and all penalties, additions to tax, fines or interest thereon imposed upon any member of the Inland Group or the Ryerson Tull Group by any federal, state or local government, political subdivision or taxing authority in the United States or its possessions, by any government or taxing authority of or in a foreign country or by any international authority.

     "Third Party Claim" has the meaning set forth in Section 4.5(a).

     "Underwriters" means the managing underwriters for the IPO.

     "Underwriting Agreement" means the underwriting agreement dated June 20, 1996 among Ryerson Tull and the Underwriters with respect to the IPO.

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                                  ARTICLE II
                         SEPARATE CORPORATE EXISTENCE

     2.1. CORPORATE SEPARATION. For so long as the number of shares of Class B Common Stock outstanding shall represent not less than 50 percent of the sum of the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, each of Ryerson Tull and Inland shall observe the applicable legal requirements for its recognition as a corporation separate and apart from each member of the other's Group. Without limiting the generality of the foregoing, Ryerson Tull and Inland shall each take such actions during such period as shall be reasonably required in order that:

          (a) Any transaction between any member of the Ryerson Tull Group and any member of the Inland Group will be the type of transaction which would be entered into by a prudent Person in the position of such member of the Ryerson Tull Group with a member of the Inland Group, and will be on terms that are at least as favorable (but no more favorable) as may be obtained from a Person that is not a member of the Inland Group.


          (b) Ryerson Tull shall observe all corporate formalities, including, without limitation, (i) the maintenance of corporate records, books of account and stationery for each member of the Ryerson Tull Group separate from those of every member of the Inland Group and (ii) the holding of regular meetings of its board of directors and stockholders.

          (c) Ryerson Tull shall have its own executive officers who shall not be officers or employees of Inland or any other member of the Inland Group, provided that Ryerson Tull's Chairman of the Board, its Chief Executive Officer and up to one-half of the remaining executive officers of Ryerson Tull may be officers or employees of Inland or another member of the Inland Group.

          (d) Ryerson Tull and Inland shall each maintain the assets of each member of its Group separate from those of the members of the other's Group.

          (e) Except as contemplated by the Tax Sharing Agreement, Ryerson Tull and Inland shall each account for and manage the liabilities of each member of its Group separately from those of the other and members of the other's Group, including payment of all payroll and administrative expenses and related taxes from its own assets; provided that any member of the Inland Group may incur and pay expenses on behalf of any member of the Ryerson Tull Group as contemplated hereunder, which expenses will be reimbursed as provided herein.

          (f) Ryerson Tull and Inland each shall (i) maintain financial records separate and apart from the other, (ii) prepare, not less than quarterly, consolidated financial statements, and (iii) prepare annual consolidated audited financial statements (consisting of, at least, a balance sheet and statements of income and cash flows).

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          (g) Ryerson Tull will conduct its business at offices separate from the offices of members of the Inland Group, which offices of Ryerson Tull may consist of office space shared with a member of the Inland Group, a portion of which is allocated solely to Ryerson Tull; provided that where common facilities are used, the allocation of costs are in accordance with paragraph (a) of this Section 2.1.

          (h) Other than the ESOP Guarantee and the Inland Lease Guaranty, no member of the Ryerson Tull Group nor any member of the Inland Group shall pledge its assets for the benefit of, or grant guarantees or otherwise hold out its credit as being available to satisfy the obligations of, any member of the other's Group.

                                  ARTICLE III
                               SUPPORT SERVICES

     3.1. SERVICES TO BE RENDERED. Inland shall render to members of the Ryerson Tull Group from time to time during the Services Period, upon request of Ryerson Tull, routine and ordinary services consistent with past practice and which Inland can provide with its staff, facilities and resources (the "Services"), including, but not limited to the following:

          (a) accounting and auditing services;

          (b)  bonding requirements;

          (c) computer systems (including physical computers, applications, electronic mail and support);

          (d) pension and employee benefit plan administration, including management, sales and purchases of pensions assets, Internal Revenue Service and Pension Benefit Guaranty Corporation reporting, and funding and reporting calculations;

          (e) financial and cash management, debt administration and management of banking relationships;

          (f)  government relations;

          (g) insurance and related risk management;

          (h)  investor and public relations;

          (i) services of the Inland law department, including the corporate secretary functions;

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          (j) tax administration (including Federal income, state income, local income and property tax preparation, filing and contesting returns and valuations);

          (k)  human resources;

          (l)  information technology;

          (m) office space at 30 West Monroe Street, Chicago, Illinois 60603;
     and

          (n) senior management support services.

     3.2. COMPENSATION. For the Services rendered by Inland to members of the Ryerson Tull Group pursuant to this Article III, Ryerson Tull shall pay to Inland a fee (the "Allocated Amount") equal to (i) the specific distinguishable costs incurred by Inland in providing the Services, such as directly related out-of-pocket expenses including, without limitation, tax payments, legal fees and lease payments, and (ii) a proration (based on the Operating Asset Ratio) of all corporate administrative expenses incurred by Inland which are not (x) otherwise charged under the foregoing clause (i) or (y) specifically distinguishable costs incurred by Inland for the account of any member of the Inland Group. The Allocated Amounts are intended to allow Inland only to recover its costs and expenses without realizing any profit. The Allocated Amounts will be invoiced at the end of each month during the Services Period, and Ryerson Tull shall pay to Inland such invoiced amounts within 30 days of receipt of the invoice. If Ryerson Tull is restricted at any time from making payment of the Allocated Amounts due to restrictions in its financing arrangements, or otherwise, the amounts then due hereunder shall accrue interest at the prime rate of Ryerson Tull's lead commercial bank.

     3.3. JOINT MARKETING EFFORTS. Ryerson Tull and Inland agree during the Joint Marketing Period to cooperate in the joint marketing efforts currently known as the "red diamond program" (or any successor program) intended to maximize the satisfaction of customers of Ryerson Tull and/or Inland. Neither Ryerson Tull nor Inland is entitled to fees or to be reimbursed for any expenses in connection with the joint marketing efforts contemplated by this Section 3.3.

     3.4. PREVENTION OF PERFORMANCE. Neither Ryerson Tull nor Inland shall be determined to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its reasonable control, including without limitation, acts of God, nature, or public enemy, strikes, or limitations of law, regulations or rules of the Federal or of any state or local government or of any agency thereof.

     3.5. NO WARRANTIES. By agreeing to provide the Services as an accommodation to members of the Ryerson Tull Group and to participate in the joint marketing efforts contemplated by Section 3.3, neither Ryerson Tull nor Inland is making any representations or warranties as to the quality, suitability or adequacy of the Services or such joint marketing efforts for any purpose or use. In providing the Services and participating in the joint marketing efforts contemplated by Section 3.3, neither Ryerson Tull nor Inland shall be obligated to (i) hire any additional employees; (ii) maintain the employment of any specific current employee; or (iii) purchase, lease or license any additional equipment, software or facility.

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     3.6. INDEPENDENT CONTRACTOR.  It is expressly agreed that Ryerson Tull and
Inland are at all times each acting and performing hereunder as an independent contractor and not as agent for the other, and that no act of commission or omission of either party hereto shall be construed to make or render the other party its principal, agent, joint venturer or associate, except to the extent specified herein. Neither Ryerson Tull nor Inland assumes any responsibility under this Article other than to render the Services called for under this Article or the joint marketing efforts contemplated by Section 3.3 in good faith and shall have no liability to the other except for gross negligence or wilful misconduct. Ryerson Tull's and Inland's sole remedy on account of the failure of the other to render the Services or participate in joint marketing efforts as contemplated by Section 3.3 as and when required hereunder shall be to procure such services elsewhere.

                                  ARTICLE IV
                                INDEMNIFICATION

     4.1. INDEMNIFICATION BY RYERSON TULL. Ryerson Tull shall indemnify, defend and hold harmless Inland, each other member of the Inland Group and each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Inland Indemnitees"), from and against any and all Liabilities of the Inland Indemnitees relating to, arising out of or resulting from:

     (a) the business or operations of any member of the Ryerson Tull Group prior to the Closing Date including, without limitation, Liabilities for Taxes, Environmental Liabilities and Liabilities under ERISA and employee benefit plans; or

     (b) the Control of Ryerson Tull by Inland in circumstances where, as between members of the Inland Group and members of the Ryerson
          Tull Group, the Person which is primarily obligated on such Liability is a member of the Ryerson Tull Group.

     4.2. INDEMNIFICATION BY INLAND. Inland shall indemnify, defend and hold harmless Ryerson Tull, each other member of the Ryerson Tull Group and each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Ryerson Tull Indemnitees"), from and against any and all Liabilities of the Ryerson Tull Indemnitees relating to, arising out of or resulting from:

     (a) the business or operations of any member of the Inland Group prior to the Closing Date including, without limitation, Liabilities for Taxes, Environmental Liabilities and Liabilities under ERISA and employee benefit plans; or

     (b) the Control of Ryerson Tull by Inland in circumstances where, as between members of the Inland Group and members of the Ryerson Tull Group, the Person which is primarily obligated on such Liability is a member of the Inland Group.

     4.3. LIMITATION.  No Indemnitee shall be entitled to indemnification under
Section 4.1 or 4.2 from and against any Liability relating to, arising out of or resulting from its own or any member of its Group's negligence or wilful misconduct; provided that if a Liability relates to, arises out of or results from the negligence

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of both a member of the Inland Group and a member of the Ryerson Tull Group, then the responsibility of each such Person shall be shared in proportion to their relative degrees of negligence.

     4.4. INSURANCE PROCEEDS. The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article IV will be net of Insurance Proceeds that actually reduce the amount of the Liability.

     4.5. THIRD PARTY CLAIMS. (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Inland Group or the Ryerson Tull Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which the other party (the "Indemnifying Party") may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.1 or 4.2, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 4.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article IV, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

     (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 4.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election as to whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

     (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.5(b), such Indemnitee may defend such Third Party Claim at the cost and expense (including allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

     (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

     (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

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

     4.6. ADDITIONAL MATTERS. (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement.

     (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

     (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section. The Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

     4.7. REMEDIES CUMULATIVE. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                                   ARTICLE V
                                CONFIDENTIALITY

     5.1. CONFIDENTIAL INFORMATION. Subject to Section 5.2, each of Inland or Ryerson Tull, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Inland's confidential and proprietary information pursuant to policies in effect as of the Closing Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to the date hereof or the Closing Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality

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obligation, or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

     5.2. PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                  ARTICLE VI
                                 MISCELLANEOUS

     6.1. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     6.2. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter.

     6.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     6.4. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto.

     6.5. NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) deposited in the United States mail or private express mail, postage prepaid, or (c) sent by facsimile (with a machine confirmation of receipt) addressed as follows:

     If to Inland, to:        Inland Steel Industries, Inc.
                                  30 West Monroe Street
                                  Chicago, Illinois  60603
                                  Facsimile:  (312) 899-3921
                                  Attention:  Vice President and General Counsel

     If to Ryerson Tull, to:  Ryerson Tull, Inc.
                                  2621 West 15th Place
                                  Chicago, Illinois  60608
                                  Facsimile:  (312) 899-3214
                                  Attention:  Corporate Secretary

Any party may, by notice to the other party, change the address to which such notices are to be given.

     6.6. SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

     6.7. AMENDMENTS. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                        INLAND STEEL INDUSTRIES, INC.


                                        By:   /s/Vicki L. Avril
                                              --------------------------
                                        Name:    Vicki L. Avril
                                              --------------------------
                                        Title:  Treasurer
                                              --------------------------


                                        RYERSON TULL, INC.


                                        By:   /s/Jay M. Gratz
                                              --------------------------
                                        Name:    Jay M. Gratz
                                              --------------------------
                                        Title:   Vice President
                                              ---------------------------

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